UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 17, 2016
Universal Technical Institute, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-31923	86-0226984
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

16220 North Scottsdale Road, Suite 100, Scottsdale, Arizona		85254
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	623-445-9500
Not Applicable
______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 17, 2016, Alan E. Cabito tendered his resignation as a director of our company effective December 7, 2016. Mr. Cabito currently serves on our Audit Committee and Nominating and Corporate Governance Committee. Upon the effective date of Mr. Cabito’s resignation, we anticipate that we will appoint David A. Blaszkiewicz to serve on the Audit Committee. We do not currently anticipate replacing Mr. Cabito on the Nominating and Corporate Governance Committee. We sincerely thank Mr. Cabito for his commitment and extensive contributions to our company over the past eight years and we wish him the best.

As previously reported in our Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 27, 2016, we announced that Chad A. Freed, our General Counsel and Executive Vice President of Corporate Development, would be leaving our company effective November 30, 2016, in connection with our corporate restructuring, and transitioning to a role as our external General Counsel. As of November 18, 2016, we and Mr. Freed agreed that Mr. Freed will remain with our company in his current role. Based on this change, Mr. Freed will not receive severance pursuant to our Severance Plan as previously announced. We value Mr. Freed's dedication and contributions to our company and are pleased that he will continue to serve as our internal General Counsel and Executive Vice President of Corporate Development.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Universal Technical Institute, Inc.

November 23, 2016	By:	/s/ Bryce H. Peterson

Name: Bryce H. Peterson
Title: Chief Financial Officer